Exhibit 99.1
NEWS BULLETIN

M.D.C. HOLDINGS, INC.	RICHMOND AMERICAN HOMES
HOMEAMERICAN MORTGAGE
FOR IMMEDIATE RELEASE
FRIDAY JULY 31, 2009

Contact:	Robert N. Martin Investor Relations (720) 977-3431 bob.martin@mdch.com
M.D.C. HOLDINGS ANNOUNCES SECOND QUARTER 2009 RESULTS
•	Net orders for 977 homes vs. 959 in Q2 2008

•	Cancellation rate of 20% vs. 43% in Q2 2008

•	Closed 665 homes at an average selling price of $279,000

•	941 units in backlog with an estimated sales value of $295.0 million

•	Total revenue of $195.3 million vs. $403.4 million in 2008

•	Net loss narrowed to $29.6 million; includes $17.6 million increase in deferred tax valuation allowance

•	Diluted loss per share of $0.64 vs. $2.18 in 2008

•	Asset impairments of $1.2 million vs. $88.3 million in 2008

•	Quarter-end cash and investments of $1.63 billion
DENVER, Friday, July 31, 2009 — M.D.C. Holdings, Inc. (NYSE: MDC) today reported results for its second quarter ended June 30, 2009. The Company announced a net loss for the quarter of $29.6 million, or $0.64 per diluted share, which included a pre-tax charge of $1.2 million for asset impairments. The 2009 second quarter net loss also included a $17.6 million increase in our deferred tax valuation allowance, of which $9.7 million related to a 2006 alternative minimum tax liability associated with our 2008 net operating loss carry back. The net loss for the 2008 second quarter was $100.7 million, or $2.18 per diluted share, which included a pre-tax charge of $88.3 million for asset impairments and an increase in our deferred tax valuation
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allowance of $43.4 million. Total revenue for the second quarter of 2009 was $195.3 million, compared with revenue of $403.4 million for the same period in 2008.
Larry A. Mizel, MDC’s chairman and chief executive officer, stated, “Overall economic conditions in the second quarter remained extremely difficult, as evidenced by a national unemployment rate that now stands at its highest level in more than 25 years. However, we did experience a year-over-year increase in quarterly net home orders for the first time since 2005, and our impairments dropped to a nominal level. In addition, building and sales activity for the industry overall improved from historic lows recorded earlier this year.”
Mizel continued, “We are pleased to report that we made significant progress during the second quarter on strategic initiatives designed to strengthen our operating platform. The smaller, more affordable homes that we introduced earlier this year in many of our markets have been well- received by our buyers, with a sales absorption pace exceeding the Company’s average. These homes are designed both to meet the current needs of our customers and to allow for a more efficient construction process, and we intend to expand their availability to a larger percentage of our active communities in the future.”
“We believe that the strategic production of unsold homes can be very effective if managed properly, and therefore we have built a limited supply of unsold inventory. We generally require construction on the unsold homes to stop at the drywall stage so that the buyers have the opportunity to personalize the homes with upgrades from one of our Home Galleries or design centers. We believe that this strategy will help us to turn our inventories more quickly while we maintain margins similar to those received for a build-to-order home. Because of this strategy, the number of unsold homes available for personalization increased slightly during the quarter. During the same period, we reduced our inventory of finished, unsold homes by more than 70%.”
Mizel concluded, “With our cash and investments balance of more than $1.6 billion at the end of the quarter, no borrowings outstanding on our homebuilding line of credit and no senior debt maturities until 2012, we are well positioned with the option to take advantage of market opportunities that may arise. We continue to actively pursue and evaluate potential investments, subjecting each to our rigorous and disciplined investment process and approving only those that we believe will maximize long-term value for our shareholders.”
Operational Highlights
Net orders for the second quarter ended June 30, 2009 totaled 977 homes with an estimated sales value of $289.0 million, compared with net orders for 959 homes with an estimated sales value of $279.0 million during the same period in 2008. The slight net order improvement was driven by significant increases in our Mountain and East segments, offset by a substantial decline in our West segment. During the second quarter of 2009, the Company’s cancellation rate dropped to 20% compared with 43% during the same period in 2008, primarily due to a significantly lower
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beginning backlog in the second quarter of 2009 as compared with the second quarter of 2008. In addition, cancellation rates were lower due to a decrease in mortgage-related issues and a decline in the number of prospective home buyers with a contingency to sell an existing home.
Homebuilding revenue for the 2009 second quarter fell to $192.0 million, compared with $400.9 million in the second quarter of 2008. The decline in revenue was primarily the result of a year-over-year decline in home closings and average selling price of 49% and 6%, respectively. All of our markets experienced year-over-year decreases in home closings and all but California experienced year-over-year declines in average selling price.
Home gross margins during the second quarter of 2009 increased to 18.0% from 11.7% in the second quarter of 2008, primarily due to significant prior period impairments, which lowered the lot cost basis on homes that closed during the quarter. In addition, second quarter home gross margins were positively impacted by a reduction in the warranty reserve, due to a decrease in warranty payments actually incurred. These positive results were partially offset by the decline in the average selling prices of homes closed and by a shift in mix to a higher percentage of low-margin model and finished spec home closings during the second quarter of 2009.
Homebuilding SG&A decreased to $30.8 million for the quarter ended June 30, 2009, compared with $56.7 million for the same period in the prior year. The decrease in SG&A resulted from various cost saving initiatives associated with right-sizing our operations in response to the reduced level of home closings, including a 44% reduction in homebuilding headcount over the past year. Also contributing to this decrease was a reduction in marketing expenses, primarily due to a significant reduction in both the amortization of deferred marketing costs and sales office and model home expenses, as well as a decline in commission expenses resulting from fewer home closings and lower average selling prices.
During the second quarter of 2009, we recognized $1.2 million of asset impairments, a decrease of 99% from the $88.3 million recognized in the 2008 second quarter. Overall, the year-over-year decrease in asset impairments can be attributed to a reduction in the total number of lots owned and the impact of recording significant impairments over the last eleven quarters, thereby reducing our exposure to further impairments.
Six Month Results
Net loss for the six months ended June 30, 2009 was $70.4 million, or $1.52 per diluted share, which included a pre-tax charge of $15.8 million for asset impairments. The net loss for the six months ended June 30, 2009 also included a $33.0 million increase in our deferred tax valuation allowance, of which $9.7 million related to a 2006 alternative minimum tax liability associated with our 2008 net operating loss carry back. The net loss for the first six months of 2008 was $173.5 million, or
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$3.77 per diluted share, which included a pre-tax charge of $143.1 million for asset impairments and an increase of $54.0 million to our deferred tax asset valuation allowance.
About MDC
Since 1972, MDC has built and financed the American dream for over 160,000 families. MDC’s commitment to customer satisfaction, quality and value is reflected in each home its subsidiaries build. As one of the largest homebuilders in the United States, the Company has homebuilding divisions across the country, including Denver, Colorado Springs, Salt Lake City, Las Vegas, Phoenix, Tucson, California, Northern Virginia, Maryland, Philadelphia/Delaware Valley and Jacksonville. The Company also provides mortgage financing, insurance and title services, primarily for MDC homebuyers, through its wholly owned subsidiaries, HomeAmerican Mortgage Corporation, American Home Insurance Agency, Inc. and American Home Title and Escrow Company, respectively. M.D.C. Holdings, Inc. is traded on the New York Stock Exchange under the symbol “MDC.” For more information, visit www.mdcholdings.com.
Forward-Looking Statements
     Certain statements in this release, including statements regarding our business, financial condition, results of operation, cash flows, strategies and prospects, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among other things, (1) general economic conditions, including changes in consumer confidence, inflation or deflation and employment levels; (2) changes in business conditions experienced by the Company, including cancellation rates, net home orders, home gross margins, and land and home values; (3) changes in interest rates, mortgage lending programs and the availability of credit; (4) the relative stability of debt and equity markets; (5) competition; (6) the availability and cost of land and other raw materials used by the Company in its homebuilding operations; (7) the availability and cost of performance bonds and insurance covering risks associated with our business; (8) shortages and the cost of labor; (9) weather related slowdowns; (10) slow growth initiatives; (11) building moratoria; (12) governmental regulation, including the interpretation of tax, labor and environmental laws; (13) changes in consumer confidence and preferences; (14) terrorist acts and other acts of war; and (15) other factors over which the Company has little or no control. Additional information about the risks and uncertainties applicable to the Company’s business is contained in the Company’s Form 10-Q for the quarter June 30, 2009, which is scheduled to be filed with the Securities and Exchange Commission today. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. The Company undertakes no duty to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further
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disclosures made on related subjects in our subsequent filings, releases or presentations should be consulted.
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M.D.C. HOLDINGS, INC.
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2009	2008	2009	2008
Revenue

Home sales revenue	$185,554	$382,093	$352,536	$737,885
Land sales revenue	1,954	12,281	4,572	40,849
Other revenue	7,758	9,048	14,090	20,466

Total Revenue	195,266	403,422	371,198	799,200

Costs and Expenses

Home cost of sales	152,118	337,543	293,443	652,580
Land cost of sales	1,500	6,835	2,841	34,784
Asset impairments, net	1,243	88,278	15,812	143,110
Marketing expenses	7,930	20,350	16,762	39,553
Commission expenses	6,953	14,659	13,311	28,092
General and administrative expenses	37,800	43,922	76,181	95,110
Other operating expenses	292	1,846	557	3,570
Related party expenses	4	5	9	10

Total Operating Costs and Expenses	207,840	513,438	418,916	996,809

Loss from Operations	(12,574)	(110,016)	(47,718)	(197,609)

Other income (expense)
Interest income	2,968	8,547	7,039	19,023
Interest expense	(9,838)	(80)	(19,578)	(210)
Other income	381	9	121	30

Loss Before Taxes	(19,063)	(101,540)	(60,136)	(178,766)

(Provision for) benefit from income taxes, net	(10,519)	814	(10,299)	5,220

NET LOSS	$(29,582)	$(100,726)	$(70,435)	$(173,546)

LOSS PER SHARE

Basic	$(0.64)	$(2.18)	$(1.52)	$(3.77)

Diluted	$(0.64)	$(2.18)	$(1.52)	$(3.77)

WEIGHTED-AVERAGE SHARES OUTSTANDING

Basic	46,548	46,110	46,474	46,033

Diluted	46,548	46,110	46,474	46,033

DIVIDENDS DECLARED PER SHARE	$0.25	$0.25	$0.50	$0.50

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M.D.C. HOLDINGS, INC.
Consolidated Balance Sheets
(Dollars in thousands, except per share amounts)
(Unaudited)

	June 30,	December 31,
	2009	2008
Assets
Cash and cash equivalents	$1,559,825	$1,304,728
Marketable securities	71,926	54,864
Unsettled trades, net	2,133	57,687
Restricted cash	619	670
Receivables
Home sales receivables	13,073	17,104
Income taxes receivable	—	170,753
Other receivables	13,108	16,697
Mortgage loans held-for-sale, net	51,029	68,604
Inventories, net
Housing completed or under construction	297,092	415,500
Land and land under development	195,778	221,822
Property and equipment, net	37,146	38,343
Deferred tax asset, net of valuation allowance	—	—
Related party assets	28,627	28,627
Prepaid expenses and other assets, net	78,338	79,539

Total Assets	$2,348,694	$2,474,938

Liabilities
Accounts payable	$28,582	$28,793
Accrued liabilities	301,228	332,825
Income taxes payable, net	2,764	—
Mortgage repurchase facility	24,175	34,873
Senior notes, net	997,756	997,527

Total Liabilities	1,354,505	1,394,018

Commitments and Contingencies	—	—

Stockholders’ Equity
Preferred stock, $0.01 par value; 25,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value; 250,000,000 shares authorized; 47,017,000 and 46,964,000 issued and outstanding, respectively, at June 30, 2009 and 46,715,000 and 46,666,000 issued and outstanding, respectively, at December 31, 2008	470	467
Additional paid-in-capital	795,345	788,207
Retained earnings	199,033	292,905
Treasury stock, at cost; 53,000 and 49,000 shares at June 30, 2009 and December 31, 2008, respectively	(659)	(659)

Total Stockholders’ Equity	994,189	1,080,920

Total Liabilities and Stockholders’ Equity	$2,348,694	$2,474,938

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M.D.C. HOLDINGS, INC.
Information on Segments
(Dollars in thousands)
(Unaudited)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2009	2008	2009	2008
REVENUE
Homebuilding
West	$81,758	$220,937	$156,440	$444,316
Mountain	57,658	87,405	101,775	157,887
East	39,479	63,501	79,971	130,846
Other Homebuilding	13,117	29,040	26,800	56,089

Total Homebuilding	192,012	400,883	364,986	789,138
Financial Services and Other	7,006	6,664	12,569	16,844
Corporate	—	193	50	377
Inter-company adjustments	(3,752)	(4,318)	(6,407)	(7,159)

Consolidated	$195,266	$403,422	$371,198	$799,200

(LOSS) INCOME BEFORE INCOME TAXES
Homebuilding
West	$10,075	$(33,591)	$(228)	$(94,982)
Mountain	(2,308)	(39,027)	(7,119)	(50,635)
East	(4,626)	(12,700)	(6,997)	(15,079)
Other Homebuilding	(677)	(9,156)	(1,508)	(11,052)

Total Homebuilding	2,464	(94,474)	(15,852)	(171,748)
Financial Services and Other	2,615	557	4,236	4,705
Corporate	(24,142)	(7,623)	(48,520)	(11,723)

Consolidated	$(19,063)	$(101,540)	$(60,136)	$(178,766)

INVENTORY IMPAIRMENTS
West	$(557)	$39,519	$12,510	$86,663
Mountain	—	30,100	254	34,054
East	1,725	9,008	2,475	10,541
Other Homebuilding	—	6,595	284	7,630

Consolidated	$1,168	$85,222	$15,523	$138,888

	June 30,	December 31,
	2009	2008
TOTAL ASSETS
Homebuilding
West	$189,672	$255,652
Mountain	253,566	288,221
East	114,105	151,367
Other Homebuilding	24,393	38,179

Total Homebuilding	581,736	733,419
Financial Services and Other	123,142	139,569
Corporate	1,689,773	1,647,907
Inter-company adjustments	(45,957)	(45,957)

Consolidated	$2,348,694	$2,474,938

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M.D.C. HOLDINGS, INC.
Selected Financial Data
(Dollars in thousands)
(Unaudited)

	Three Months				Six Months
	Ended June 30,		Change		Ended June 30,		Change
	2009	2008	Amount	%	2009	2008	Amount	%
SELECTED FINANCIAL DATA
General and Administrative Expenses
Homebuilding	$15,906	$21,703	$(5,797)	-27%	$31,685	$52,405	$(20,720)	-40%
Financial Services and Other	4,845	7,045	$(2,200)	-31%	9,343	14,068	$(4,725)	-34%
Corporate (1)	17,053	15,179	$1,874	12%	35,162	28,647	$6,515	23%

Total	$37,804	$43,927	$(6,123)	-14%	$76,190	$95,120	$(18,930)	-20%

SG&A as a % of Home Sales Revenue
Homebuilding Segments	16.6%	14.8%	1.8%		17.5%	16.3%	1.2%
Corporate Segment (1)	9.2%	4.0%	5.2%		10.0%	3.9%	6.1%

Depreciation and Amortization (2)	$2,831	$9,346	$(6,515)	-70%	$6,724	$17,958	$(11,234)	-63%

Home Gross Margins (3)	18.0%	11.7%	6.3%		16.8%	11.6%	5.2%
Interest in Home Cost of Sales as a % of Home Sales Revenue	-4.7%	-4.4%	-0.3%		-4.7%	-4.4%	-0.3%

Cash Provided by (Used in)
Operating Activities	$12,325	$91,570	$(79,245)	-87%	$251,818	$322,303	$(70,485)	-22%
Investing Activities	$(48,747)	$(73)	$(48,674)	N/A	$33,943	$(116)	$34,059	N/A
Financing Activities	$11,616	$11,471	$145	1%	$(30,664)	$(30,133)	$(531)	2%

Corporate and Homebuilding Interest

Interest capitalized, beginning of period	$36,050	$52,167	$(16,117)	-31%	$39,239	$53,487	$(14,248)	-27%
Interest capitalized, net of interest expense	$4,700	$14,464	$(9,764)	-68%	$9,544	$28,917	$(19,373)	-67%
Previously capitalized interest included in home cost of sales	$(8,661)	$(16,957)	$8,296	-49%	$(16,694)	$(32,730)	$16,036	-49%
Interest capitalized, end of period	$32,089	$49,674	$(17,585)	-35%	$32,089	$49,674	$(17,585)	-35%

(1)	Includes related party expenses.

(2)	Includes depreciation and amortization of long-lived assets and amortization of deferred marketing costs.

(3)	Home sales revenue less home cost of sales (excluding commissions, amortization of deferred marketing, project cost write offs and asset impairments) as a percent of home sales revenue. During the three months ended June 30, 2009 and June 30, 2008, we closed homes on lots for which we had previously recorded $47.4 million and $63.6 million, respectively, of asset impairments. During the six months ended June 30, 2009 and June 30, 2008, we closed homes on lots for which we had previously recorded $90.6 million and $113.6 million, respectively, of asset impairments.
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M.D.C. HOLDINGS, INC.
Selected Financial Data
(Dollars in thousands)
(Unaudited)

	Three Months				Six Months
	Ended June 30,		Change		Ended June 30,		Change
	2009	2008	Amount	%	2009	2008	Amount	%
HOMEAMERICAN OPERATING ACTIVITIES
Principal amount of mortgage loans originated	$142,191	$213,042	$(70,851)	-33%	$268,698	$377,785	$(109,087)	-29%
Principal amount of mortgage loans brokered	$6,030	$46,599	$(40,569)	-87%	$18,995	$106,170	$(87,175)	-82%
Capture Rate	82%	66%	16%		80%	62%	18%
Including brokered loans	85%	79%	6%		85%	77%	8%
Mortgage products (% of mortgage loans originated)
Fixed rate	100%	98%	2%		100%	97%	3%
Adjustable rate — interest only	0%	1%	-1%		0%	1%	-1%
Adjustable rate — other	0%	1%	-1%		0%	2%	-2%

Prime loans (4)	27%	45%	-18%		34%	53%	-19%
Government loans (5)	73%	55%	18%		66%	47%	19%

(4)	Prime loans generally are defined as loans with Fair, Isaac and Company (“FICO”) scores greater than 620 and that comply with the documentation standards of the government sponsored enterprise guidelines.

(5)	Government loans are loans either insured by the Federal Housing Administration or guaranteed by the Department of Veteran Affairs.
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M.D.C. HOLDINGS, INC.
Homebuilding Operational Data
(Dollars in thousands)
(unaudited)

	June 30,	December 31,	June 30,
	2009	2008	2008
HOMES COMPLETED OR UNDER CONSTRUCTION
Unsold Home Under Construction — Final	82	451	298
Unsold Home Under Construction — Frame	248	329	490
Unsold Home Under Construction — Foundation	122	41	167

Total Unsold Homes Under Construction	452	821	955
Sold Homes Under Construction	664	409	1,230
Model Homes	246	387	533

Homes Completed or Under Construction	1,362	1,617	2,718

LOTS OWNED (excluding homes completed or under construction)
Arizona	1,247	1,458	2,089
California	618	839	911
Nevada	936	1,111	1,045

West	2,801	3,408	4,045

Colorado	2,541	2,597	2,749
Utah	568	642	771

Mountain	3,109	3,239	3,520

Delaware Valley	101	115	133
Maryland	169	176	236
Virginia	210	241	297

East	480	532	666

Florida	213	257	507
Illinois	141	141	156

Other Homebuilding	354	398	663

Total	6,744	7,577	8,894

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M.D.C. HOLDINGS, INC.
Homebuilding Operational Data
(Dollars in thousands)
(unaudited)

	June 30,	December 31,	June 30,
	2009	2008	2008
LOTS CONTROLLED UNDER OPTION
Arizona	416	472	417
California	145	149	153
Nevada	95	95	—

West	656	716	570

Colorado	157	184	241
Utah	12	—	—

Mountain	169	184	241

Delaware Valley	—	40	135
Maryland	409	355	321
Virginia	251	592	1,054

East	660	987	1,510

Florida	486	471	461
Illinois	—	—	—

Other Homebuilding	486	471	461

Total	1,971	2,358	2,782

NON-REFUNDABLE OPTION DEPOSITS
Cash	$5,295	$5,145	$5,429
Letters of Credit	3,383	4,358	4,459

Total Non-Refundable Option Deposits	$8,678	$9,503	$9,888

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M.D.C. HOLDINGS, INC.
Homebuilding Operational Data
(Dollars in thousands)
(Unaudited)

	Three Months				Six Months
	Ended June 30,		Change		Ended June 30,		Change
	2009	2008	Amount	%	2009	2008	Amount	%
HOMES CLOSED (UNITS)
Arizona	181	380	(199)	-52%	353	731	(378)	-52%
California	52	163	(111)	-68%	111	317	(206)	-65%
Nevada	114	249	(135)	-54%	188	429	(241)	-56%

West	347	792	(445)	-56%	652	1,477	(825)	-56%

Colorado	113	171	(58)	-34%	204	288	(84)	-29%
Utah	56	78	(22)	-28%	96	160	(64)	-40%

Mountain	169	249	(80)	-32%	300	448	(148)	-33%

Delaware Valley	11	20	(9)	-45%	30	51	(21)	-41%
Maryland	39	46	(7)	-15%	65	95	(30)	-32%
Virginia	45	74	(29)	-39%	86	139	(53)	-38%

East	95	140	(45)	-32%	181	285	(104)	-36%

Florida	44	89	(45)	-51%	93	184	(91)	-49%
Illinois	10	22	(12)	-55%	19	34	(15)	-44%

Other Homebuilding	54	111	(57)	-51%	112	218	(106)	-49%

Total	665	1,292	(627)	-49%	1,245	2,428	(1,183)	-49%

AVERAGE SELLING PRICES PER HOME CLOSED

Arizona	$197.9	$220.5	$(22.6)	-10%	$195.3	$226.1	$(30.8)	-14%
California	414.0	389.1	24.9	6%	405.6	416.1	(10.5)	-3%
Colorado	341.7	346.5	(4.8)	-1%	346.4	349.7	(3.3)	-1%
Delaware Valley	393.6	400.3	(6.7)	-2%	413.4	415.8	(2.4)	-1%
Florida	227.1	248.1	(21.0)	-8%	223.0	240.5	(17.5)	-7%
Illinois	312.1	314.5	(2.4)	-1%	316.0	344.9	(28.9)	-8%
Maryland	381.7	439.8	(58.1)	-13%	405.2	469.3	(64.1)	-14%
Nevada	210.3	248.0	(37.7)	-15%	207.4	247.7	(40.3)	-16%
Utah	301.5	336.1	(34.6)	-10%	300.3	338.1	(37.8)	-11%
Virginia	451.3	465.6	(14.3)	-3%	478.5	459.9	18.6	4%
Company Average	$279.0	$295.7	$(16.7)	-6%	$283.2	$303.9	$(20.7)	-7%
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M.D.C. HOLDINGS, INC.
Homebuilding Operational Data
(Dollars in thousands)
(Unaudited)

	Three Months				Six Months
	Ended June 30,		Change		Ended June 30,		Change
	2009	2008	Amount	%	2009	2008	Amount	%
ORDERS FOR HOMES, NET (UNITS)
Arizona	214	294	(80)	-27%	372	576	(204)	-35%
California	112	148	(36)	-24%	187	307	(120)	-39%
Nevada	153	195	(42)	-22%	248	376	(128)	-34%

West	479	637	(158)	-25%	807	1,259	(452)	-36%

Colorado	206	117	89	76%	340	280	60	21%
Utah	86	44	42	95%	127	88	39	44%

Mountain	292	161	131	81%	467	368	99	27%

Delaware Valley	19	14	5	36%	33	36	(3)	-8%
Maryland	54	40	14	35%	91	87	4	5%
Virginia	61	42	19	45%	117	112	5	4%

East	134	96	38	40%	241	235	6	3%

Florida	64	67	(3)	-4%	122	182	(60)	-33%
Illinois	8	(2)	10	-500%	16	13	3	23%

Other Homebuilding	72	65	7	11%	138	195	(57)	-29%

Total	977	959	18	2%	1,653	2,057	(404)	-20%

Estimated Value of Orders for Homes, net	$289,000	$279,000	$10,000	4%	$480,000	$603,000	$(123,000)	-20%
Estimated Average Selling Price of Orders for Homes, net	$295.8	$290.9	$4.9	2%	$290.4	$293.1	$(2.8)	-1%
Cancellation Rate(6)	20%	43%	-23%		22%	43%	-21%

(6)	We define “Cancellation Rate” as the approximate number of cancelled home order contracts during a reporting period as a percent of total home orders received during such reporting period.
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M.D.C. HOLDINGS, INC.
Homebuilding Operational Data
(Dollars in thousands)
(Unaudited)

	June 30,	December 31,	June 30,
	2009	2008	2008
BACKLOG (UNITS)
Arizona	177	158	437
California	125	49	193
Nevada	113	53	254

West	415	260	884

Colorado	208	72	205
Utah	73	42	106

Mountain	281	114	311

Delaware Valley	30	27	42
Maryland	84	58	118
Virginia	67	36	73

East	181	121	233

Florida	64	35	123
Illinois	—	3	25

Other Homebuilding	64	38	148

Total	941	533	1,576

Backlog Estimated Sales Value	$295,000	$173,000	$522,000

Estimated Average Selling Price of Homes in Backlog	$313.5	$324.6	$331.2

ACTIVE SUBDIVISIONS

Arizona	27	44	57
California	10	18	21
Nevada	19	24	29

West	56	86	107

Colorado	43	49	48
Utah	18	22	23

Mountain	61	71	71

Delaware Valley	1	3	2
Maryland	9	11	14
Virginia	7	12	17

East	17	26	33

Florida	8	7	12
Illinois	—	1	4

Other Homebuilding	8	8	16

Total	142	191	227

Average for quarter ended	160	202	244

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